THIS COMMON STOCK PURCHASE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"); OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE. THIS COMMON STOCK WARRANT MAY NOT BE SOLD, OFFERED, ASSIGNED OR TRANSFERRED UNLESS THE WARRANT IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES, ASSIGNMENTS AND TRANSFERS ARE MADE PURSUANT TO THE AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. FURTHERMORE, THESE SECURITIES ARE SUBJECT TO CERTAIN LIMITATIONS ON EXERCISE, AND THE SHARES OF COMMON STOCK RECEIVED UPON EXERCISE ARE SUBJECT TO CERTAIN LIMITATIONS ON SALE, IN EACH CASE AS DESCRIBED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT DATED THE DATE HEREOF (THE "PURCHASE AGREEMENT") BETWEEN, AMONG OTHERS, THE COMPANY AND THE INITIAL HOLDER HEREOF. THIS COMMON STOCK PURCHASE WARRANT CERTIFICATE REFERS TO AND IS SPECIFICALLY GOVERNED BY CERTAIN PROVISIONS CONTAINED IN THE PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.

                          COMMON STOCK PURCHASE WARRANT

                                                         DATED: October 14, 1997

-----------------------------------------------------------------------------------------------

                                                No. 2   Infinity Emerging Opportunities Limited
Number of Common Shares:  57,500                Holder: 38 Hertford Street
Purchase Price:            $6.46                        London, England
Expiration Date:          October 14, 2002              WIY 7TG

     For identification only. The governing terms of this Warrant are set forth below.

-----------------------------------------------------------------------------------------------

     TAKE-TWO INTERACTIVE SOFTWARE, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, Infinity Emerging Opportunities Limited or its assigns (each a "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof and prior to October 14, 2002 (the "Exercise Period"), at the Purchase Price hereafter defined, Fifty-Seven Thousand Five Hundred (57,500) fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

     This Warrant (this "Warrant"; such term to include any warrants issued in substitution therefor) is one of a series of Common Stock Purchase Warrants issued in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") dated of even date herewith between, among others, the initial Holder hereof and the Company.


COMMON STOCK PURCHASE WARRANT NO. 2- Page 1                            Warrant 2
(Take-Two Interactive Software, Inc.)

     The purchase price per share of Common Stock issuable upon exercise of this Warrant (the "Purchase Price") shall initially be $6.46; provided, however, that the Purchase Price shall be adjusted from time to time as provided herein.

     As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

          (a) The term "Company" shall include Take-Two Interactive Software, Inc. and any entity that shall succeed or assume the obligations of such corporation hereunder.

          (b) The term "Common Stock" includes (a) the Company's common stock, $.01 par value per share, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency) and
     (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) that the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or that at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

          (d) The term "Market Value" shall mean the average closing price of the Common Stock during the twenty (20) trading days preceding (but not excluding) the Exercise Date as reported on any national securities exchange or automated quotation system on which the Common Stock is then traded (as reported by Bloomberg L.P.).

     1. Exercise of Warrant.


          1.1. Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period by the Holder hereof by delivery of a notice of exercise (a "Notice of Exercise") substantially in the form attached hereto as Exhibit A via facsimile to the Company. Promptly thereafter the Holder shall surrender this Warrant to the


COMMON STOCK PURCHASE WARRANT NO. 2- Page 2                            Warrant 2
(Take-Two Interactive Software, Inc.)

     Company at its principal office, accompanied by payment of the Purchase Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the "Exercise Price"). Payment of the Exercise Price shall be made, at the option of the Holder, (i) by check or bank draft payable to the order of the Company, (ii) by wire transfer to the account of the Company, (iii) in shares of Common Stock having a Market Value on the Exercise Date (as hereinafter defined) equal to the aggregate Exercise Price or (iv) by presentation and surrender of this Warrant to the Company for cashless exercise (a "Cashless Exercise"), with such surrender being deemed a waiver of the Holder's obligation to pay all or any portion of the Exercise Price. In the event the Holder elects a Cashless Exercise (which such election shall be irrevocable) the Holder shall exchange this Warrant for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock as to which the Warrant is being exercised by a fraction, the numerator of which shall be the difference between the then current Market Value of the issued and outstanding Common Stock and the Purchase Price, and the denominator of which shall be the then current Market Value of the issued and outstanding Common Stock. If the amount of the payment received by the Company is less than the Exercise Price, the Holder will be notified of the deficiency and shall make payment in that amount within five (5) business days. In the event the payment exceeds the Exercise Price, the Company will promptly refund the excess to the Holder. Upon exercise, the Holder shall be entitled to receive, promptly after payment in full, one or more certificates, issued in the Holder's name or in such name or names as the Holder may direct, subject to the limitations on transfer contained herein, for the number of shares of Common Stock so purchased. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price (the "Exercise Date").


          1.2. Regulation D Restrictions. The Holder hereof represents and warrants to the Company that it has acquired this Warrant and anticipates acquiring the shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for resale of such securities unless such resale has been registered with the Securities and Exchange Commission or an applicable exemption is available therefor. At the time this Warrant is exercised, the Company may require the Holder to state in the Notice of Exercise such representations concerning the Holder as are necessary or appropriate to assure compliance by the Holder with the Securities Act.


          1.3.  Company  Acknowledgment.  The Company  will,  at the time of the exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.


COMMON STOCK PURCHASE WARRANT NO. 2- Page 3                            Warrant 2
(Take-Two Interactive Software, Inc.)

          1.4. Limitation on Exercise. Notwithstanding the rights of the Holder to exercise all or a portion of this Warrant as described herein, such exercise rights shall be limited solely in the manner set forth in the Purchase Agreement as if such provisions were specifically set forth herein.

2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within the time periods specified in the Purchase Agreement, the Company at its expense (including the payment by it of any applicable issue, stamp or transfer taxes upon issuance to the Holder) will cause to be issued in the name of and delivered to the Holder thereof, or, to the extent permissible hereunder, to such other person as the Holder may direct, a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable Purchase Price, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

3. Adjustment for Extraordinary Events. The Purchase Price to be paid by the Holder upon exercise of this Warrant shall be adjusted in case at any time or from time to time the Company should (i) subdivide the outstanding shares of Common Stock into a greater number of shares, (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares, (iii) issue shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock as a dividend to all or substantially all holders of shares of Common Stock or (iv) issue by reclassification of shares of Common Stock, any shares of capital stock of the Company, in each event pursuant to Article X of the Purchase Agreement as if such provisions were specifically set forth herein.

4. Exercise Price Reset.

          4.1 Adjustment to Purchase Price if Additional Grant Shares are Issued. If the Company is obligated to issue any Additional Grant Shares (as defined in the Purchase Agreement), the Purchase Price shall be adjusted so that this Warrant will have a "value" equal to the "value" of this Warrant as of its original date of issue. For the purposes of this
     Section 4, the term "value" shall mean a good faith valuation of the theoretical trade price of this Warrant, prepared by HW Partners, L.P. (or such other entity as designated by the Holder) using a Black-Scholes or similar model and using as the "market price" for such model the market Price (as defined in the Purchase Agreement) used to determine the number of Additional Grant Shares.

          4.2 Notice of Warrant Value. Within seven (7) business days after the Closing Date (as such term is defined in the Purchase Agreement), HW Partners, L.P. will deliver to the Company a certificate describing in reasonable detail the calculation of the value of this Warrant. Within seven (7) business days after the date on which the number of Additional Grant Shares is calculated (if any), HW Partners, L.P. will deliver to the


COMMON STOCK PURCHASE WARRANT NO. 2- Page 4                            Warrant 2
(Take-Two Interactive Software, Inc.)

     Company a certificate indicating in reasonable detail, (1) its calculation of the value of this Warrant as of such date and (2) its determination of the new Purchase Price for this Warrant as of such date. If there is no dispute as to the adjustment to the Purchase Price, the Company shall cause its auditors to deliver a notice of adjustment pursuant to Section 9 of this Warrant as promptly as practicable (but within ten (10) business days.).

          4.3 Dispute as to Warrant Value. In the event that the Company disputes any calculation of Warrant value under this Section 4, the matter shall be referred to an Independent Financial Expert for final determination; provided that the Company notifies HW Partners, L.P. of such dispute within five (5) business days of written receipt of any certificate of Warrant value. For purposes of this Section 4.3, an Independent Financial Expert shall mean a nationally recognized investment banking firm
     (i) which does not (and whose directors, officers and employees and affiliates do not), have a direct or indirect financial interest in either the Company or any holder of this Warrant (other than a beneficial ownership, directly or indirectly, of less than one percent of the outstanding shares of capital stock of the Company), (ii) which has not been, and, at the time it is called upon to give independent financial services to the Company, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company or any of its affiliates or an underwriter with respect to any of the Company's securities, (iii) which does not provide any advice or opinions to the Company or any Warrant holder except as an Independent Financial Expert and (iv) which is mutually agreeable to the Company and the holders of a majority of the Warrants. If the Company and the holders of a majority of the Warrants do not promptly agree as to the Independent Financial Expert, each shall appoint one investment banking firm and the two firms so appointed shall select the Independent financial Expert to be employed by the Company. An Independent Financial Expert shall be compensated by the Company for opinions or services it provides as an Independent Financial Expert. In making its determination of the value of this Warrant, the Independent Financial Expert shall use one or more valuation methods that the Independent Financial Expert, in its professional judgment, determines to be most appropriate. After the Independent Financial Expert has made its determination, the Company shall cause the Independent Financial Expert to prepare a report (a "Value Report") stating the methods of valuation considered or used and the value of the Warrant or other security it values and containing a statement as to the nature and scope of the examination made. Such Value Report shall accompany any notice of adjustment sent by the Company to the Holder pursuant to this Warrant; provided, that the adjustment to the Exercise Price that is the subject of such notice requires the services of any Independent Financial Expert.

     5. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be


COMMON STOCK PURCHASE WARRANT NO. 2- Page 5                            Warrant 2
(Take-Two Interactive Software, Inc.)

necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of this Warrant and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

     6. Accountants' Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) or the Purchase Price issuable on the exercise of this Warrant, the Company at its expense will cause independent certified public accountants of national standing selected by the Company (which may be the Company's auditors) to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding and (c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such issue or sale and as adjusted and readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of this Warrant, and will, on the written request at any time of the Holder of this Warrant, furnish to the Holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

     7. Notices of Record Date, etc. In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of the Company with or into, any other person, or

          (c)  any  voluntary  or   involuntary   dissolution,   liquidation  or
     winding-up of the Company,


COMMON STOCK PURCHASE WARRANT NO. 2- Page 6                            Warrant 2
(Take-Two Interactive Software, Inc.)

then, and in each such event, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend,  distribution  or right,  and
(ii)   the   date  on   which   any   such   reorganization,   reclassification,
recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any action is to be taken.

     8. Reservation of Stock, etc. Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

     9. Exchange of Warrant. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant of like tenor, in the name of such Holder or as such Holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face of the Warrant so surrendered.

     10. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     11. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     12. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each Holder or owner hereof by the taking hereof consents and agrees:

          (a) title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;



COMMON STOCK PURCHASE WARRANT NO. 2- Page 7                            Warrant 2
(Take-Two Interactive Software, Inc.)

          (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby;

          (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary; and

          (d) notwithstanding the foregoing, this Warrant may not be sold, transferred or assigned except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or, pursuant to an applicable exemption therefrom (including in accordance with Regulation D promulgated under the Act).

     13. Registration Rights. The Company is obligated to register the shares of Common Stock issuable upon exercise of this Warrant in accordance with the terms of a Registration Rights Agreement between the Company and the Holder dated the date hereof.

     14. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by the Holder or, until any the Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

     15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of New York, except where the Texas Business Corporation Act or other law applies. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.



COMMON STOCK PURCHASE WARRANT NO. 2- Page 8                            Warrant 2
(Take-Two Interactive Software, Inc.)

DATED as of October 14, 1997.


                                        TAKE-TWO INTERACTIVE SOFTWARE, INC.


                                        By:  /s/  Ryan Brant
                                                  ------------------------------
                                        Name:     Ryan Brant
                                                  ------------------------------
                                        Title:    CEO
                                                  ------------------------------




COMMON STOCK PURCHASE WARRANT NO. 2- Page 9                            Warrant 2
(Take-Two Interactive Software, Inc.)

                                    EXHIBIT A

                      FORM OF NOTICE OF EXERCISE - WARRANT

                (To be executed only upon exercise or conversion
                       of the Warrant in whole or in part)

To Take-Two Interactive Software, Inc.

     The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, _____________/1 shares of Common Stock (as defined in such Warrant) and herewith makes payment therefor in the amount and manner set forth below, as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to, _______________________ _________________________________ whose address is _____________________________
________________________________________________.

          The Exercise Price is paid as follows:

          |_|  Bank draft payable to the Company in the amount of $__________.

          |_| Wire transfer to the account of the Company in the amount of $________.

          |_|  Delivery  of  ___________   previously   held  shares  having  an
               aggregate Market Value of $_________.

          |_| Cashless exercise. Surrender of __________ shares purchasable under this Warrant for such shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of the within Warrant, as provided in Section 1.1(iv) thereto.

     Upon exercise pursuant to this Notice of Exercise, the holder will be in compliance with the Limitation on Exercise (as defined in the Securities Purchase Agreement pursuant to which this Warrant was issued).

Dated:  ____________________

                               _________________________________________________
                               (Name must conform to name of holder as specified on the face of the Warrant)

                               By:______________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

Address of holder:

                               _________________________________________________

                               _________________________________________________

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Date of exercise:___________________________

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1    Insert  the number of shares of Common  Stock as to which the  accompanying
     Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of the accompanying Warrant, to the holder surrendering the same.